UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2026

(Date of earliest event reported)

Cineverse Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street Suite 500, #947 New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-206-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Item 1.01	Entry into a Definitive Material Agreement.

On February 12, 2026, Cineverse Corp. (the “Company”) agreed to sell in a public offering an aggregate of 1,500,000 shares (the “Shares”) of the Company’s Class A common stock (the “Common Stock”), at a purchase price of $2.00 per share, for aggregate gross proceeds of approximately $3.0 million, before deducting underwriting commissions and expenses payable by the Company (the “Offering”). We have granted to the Underwriter an option to purchase up to an additional 225,000 shares (“Option Shares” and, together with the Shares, the “Offered Shares”) of common stock from us at the same price to the public, and with the same underwriting discount. The Offered Shares will be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC (the “Underwriter”) and pursuant a prospectus and prospectus supplement which are part of the Company’s shelf registration statement on Form S-3 (File No. 333-273098) filed with the Securities and Exchange Commission (the “SEC”).

The closing of the sale of the Shares is expected to occur on or about February 17, 2026, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the sale of the Shares, after deducting the fees of the underwriter but before paying the Company’s estimated Offering expenses, is approximately $2.8 million (or $3.2, if the Underwriter exercises its option to purchase all of the Option Shares). The Company intends to use the net proceeds from the sale of the Offered Shares for working capital and for other general corporate purposes, including the financing of content acquisition and development.

On February 13, 2026, the Underwriter exercised its option to purchase the Option Shares in full.

The Benchmark Company, LLC, is acting as sole underwriter for the Offering.

The opinion of Kelley Drye & Warren LLP regarding the validity of the Offered Shares sold in the Offering is attached hereto as Exhibit 5.1.

On February 12, 2026, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.2.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to, and incorporate herein by reference, the full text thereof, a copy of which is filed herewith as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated February 12, 2026.

5.1	Opinion of Kelley Drye & Warren LLP.

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated February 12, 2026.

99.2	Press Release dated February 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 13, 2026	By:	/s/ Gary S. Loffredo
	Name:	Gary S. Loffredo
	Title:	Chief Legal Officer, Secretary and Senior Advisor